Exhibit 23.1

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Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
First Charter Corporation:
We consent to incorporation by reference in the registration statements on Form S-3 (No. 333-60641) and on Forms S-8 (Nos. 333-95003, 333-66362, 333-66354, 333-57710, 333-54019, 333-54021, 333-54023, 33-60949, 333-71497, and 333-132033), of First Charter Corporation of our reports dated February 28, 2008, with respect to the consolidated balance sheets of First Charter Corporation as of December 31, 2007 and 2006, and the related consolidated statements of income, shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2007, and the effectiveness of internal control over financial reporting as of December 31, 2007, which reports appear in the 2007 Annual Report on Form 10-K of First Charter Corporation. As discussed in Notes 1, 2 and 4 to the consolidated financial statements, First Charter Corporation changed its method of accounting for income tax uncertainties during 2007 and changed its method for accounting for stock-based compensation and its method for quantifying errors in 2006.
Charlotte, North Carolina
February 29, 2008

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